CERTIFICATE OF INCORPORATION
                                       OF
                                  METWEST INC.


         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:


          FIRST: The name of the corporation is MetWest Inc.

          SECOND: The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

          FOURTH: The corporation shall be authorized to issue the following shares:

NAME                       NUMBER OF SHARES                PAR VALUE

Common                         1,000                         $0.01


          FIFTH: The name and address of the incorporator are as follows:

NAME                                        ADDRESS

Metpath Inc.                         One Malcolm Avenue
                                     Teterboro, New Jersey 07608

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for no further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          (2) The Board of Directors shall have power without the asset or vote of the shareholders:

             (a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

             (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of director's interest, or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

         SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class or them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class or creditors, and/or on all the stockholders or class or stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 15th day of August, 1988.
                                             METPATH INC.



                                         BY:/s/ Thomas Kossl
                                            -------------------------------
                                            Thomas Kossl, Vice President &
                                            Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  METWEST INC.

                  The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

               FIRST: The name of the corporation is: MetWest Inc.

               SECOND: The corporation hereby amends the Certificate of Incorporation as follows:

               Paragraph FOURTH of the Certificate of Incorporation, related to the number of shares the Corporation shall have authority to issue, is hereby amended to read as follows:

               FOURTH: The aggregate number of shares which this corporation shall have the authority to issue is

  Name                        Number of Shares                  Par Value

Common                            1,250,000                       $0.01

               THIRD: The amendment effected herein was authorized by the unanimous written consent of the shareholders pursuant to sections 228 and 242 of the Delaware General Corporation Law.

               IN WITNESS WHEREOF, we hereunto sign our names this 30th day of September, 1988.

                                                  /s/ David J. Bush
                                                  ------------------------
                                                  David J. Bush, President

ATTEST:

/s/ Thomas Kossl
-----------------------
Thomas Kossl, Secretary

                                  METWEST INC.

               Written Consent of Stockholder in Lieu of a Meeting

               MetPath Inc., being the sole stockholder of MetWest Inc., a Delaware corporation (the "Corporation"), hereby authorizes and approves the following corporate action:

               WHEREAS, Section 228 of the Delaware General Corporation Law provides that any action permitted to be taken by vote at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote upon written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such stockholders entitled to vote thereon were present and voted; and

               WHEREAS, MetPath Inc. is the sole stockholder of the Corporation; and

               WHEREAS, Section 242 of the Delaware General Corporation Law provides that a corporation may amend its Certificate of Incorporation to increase its authorized capital stock at a meeting of the stockholders by majority vote of the stockholders entitled to vote thereon pursuant to a resolution of the Board of Directors proposing such an amendment and declaring the advisability of the same; and

               WHEREAS, the Board of Directors of the Corporation, at a meeting held on September 30, 1988, adopted a resolution recommending and declaring the advisability of an amendment to the Certificate of Incorporation of the Corporation, increasing the capital stock of the Corporation from one thousand (1,000) shares of Common stock to one million two hundred and fifty thousand (1,250,000) shares of Common stock and MetPath desires to so amend the Certificate of Incorporation.

               NOW, THEREFORE, IT IS RESOLVED, that paragraph FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

               FOURTH: The aggregate number of shares which this corporation shall have authority to issue is:

 Name                        Number of Shares                 Par Value
 Common                         1,250,000                       $0.01

                                          METPATH INC.

October 1, 1988                           By:/s/ Thomas Kossl
                                             -----------------------------
                                          Thomas Kossl, Assistant Secretary
                                          Common Stock:  100 shares

                              CERTIFICATE OF MERGER
                                       OF
                                  METWEST INC.
                                      INTO
                         UNILAB ACQUISITION CORPORATION


               The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

               FIRST: That the name and state of incorporation of each of the constituen corporations of the merger is as follows:

                      Name                             State of Incorporation

         Unilab Acquisition Corporation                         Delaware

         MetWest Inc.                                           Delaware

               SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

               THIRD: That the name of the surviving corporation of the merger is Unilab Acquisition Corporation, which shall be changed herewith to MetWest Inc.

               FOURTH: That the certificate of incorporation of Unilab Acquisition Corporation, a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

               FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 4675 MacArthur Court, Suite 1030, Newport Beach, California 92660.

               SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                                           UNILAB ACQUISITION CORPORATION
Dated:  June 22, 1989

                                           By:
                                              --------------------
                                               President
ATTEST:

By:
   --------------------
         Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                         UNILAB ACQUISITION CORPORATION



               FIRST: The name of this corporation is Unilab Acquisition Corporation.

               SECOND: The address of the registered office of the corporation in the State of Delaware is 15 East North Street, P.O. Box 899, the City of Dover, County of Kent, Delaware 19903, and the name of its registered agent at that address is Incorporating Services, Ltd.

               THIRD: The name and mailing address of the incorporator of the corporation is:

                            Brendan R. McDonnell
                            4675 MacArthur Court
                            Suite 1000
                            Newport Beach, CA  92660-1836

               FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FIFTH: This corporation is authorized to issue 1,250,000 shares of Common Stock with a par value of $0.01 per share.

               SIXTH: A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a Director of this corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Sixth by the stockholders of this corporation shall not adversely affect any right or protection of a Director of this corporation existing at the time of such repeal or modification.

               SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the Corporation.

               EIGHTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.



                                                /s/ Brendan R. McDonnell
                                                    --------------------
                                                Brendan R. McDonnell
                                                Sole Incorporator

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

               MetWest Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

               The present registered agent of the corporation is INCORPORATING SERVICES, Ltd. (Resigned) and the present registered office of the corporation is in the county of Kent (No registered Office at present).

               The Board of Directors of MetWest Inc. adopted the following resolution on the 5th day of October, 1992.

               RESOLVED, that the registered office of Incorporating Services, Ltd. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

               IN WITNESS WHEREOF, MetWest Inc. has caused this statement to be signed by James Lawrence, its Group President and attested by Paul J. Traina, Jr., its Secretary this 8th day of October, 1992.


                                                  By  /s/ James Lawrence
                                                      --------------------
                                                      James Lawrence
                                                      President


ATTEST:

By   /s/ Paul J. Traina
     --------------------
     Paul J. Traina, Jr.
     Secretary

                              CERTIFICATE OF MERGER

                                       OF

                     DAMON CLINICAL LABORATORIES, INC. (AZ)

                                      INTO

                                  METWEST INC.

                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware

                                     * * * *

               The undersigned hereby certifies that:

               1. The name and state of incorporation of each of the constituent corporations are as follows:

            Name                                       State of Incorporation

DAMON CLINICAL LABORATORIES, INC.                             ARIZONA

METWEST INC.                                                  DELAWARE


               2. An Agreement and Plan of Merger dated as of December 31, 1993 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

               3. The name of the surviving corporation is MetWest Inc.

               4. The Certificate of Incorporation of MetWest Inc. in effect at the effective time of the merger shall be the Certificate of Incorporation of the surviving corporation.

               5. The surviving corporation is a corporation of the State of Delaware.

               6. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 2510 O'Conner Ridge Boulevard, Irving, TX 75038.

               7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

               8. The authorized capital stock of each constituent corporation which is not a corporation of the State of Delaware is as follows:

                                    Authorized Number of               Par
                  Name              Shares of Common Stock            Value

DAMON CLINICAL LABORATORIES. (AZ)          100,000                   $10.00


               IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 10th day of December, 1993.


                                              METWEST INC.


                                              By:/s/ Michael J. Bachich
                                                 -------------------------
                                                 Michael J. Bachich
                                                 Vice President


[SEAL]

ATTEST:

        /s/ Leo C. Farrenkopf, Jr.
---------------------------------------
       Leo C. Farrenkopf, Jr.
       Assistant Secretary

                               ARTICLES OF MERGER

                                       OF

                        DAMON CLINICAL LABORATORIES, INC.

                                      INTO

                                  METWEST INC.


To the Arizona Corporation Commission

               Pursuant to the provisions of the General Corporation Law of the State of Arizona governing the merger of one or more domestic business corporations with and into a foreign business corporation, the corporations hereinafter named do hereby adopt the following articles of merger:

               1. The names of the merging corporations are Damon Clinical Laboratories, Inc., which is a business corporation organized under the laws of the State of Arizona, and MetWest Inc., which is a business corporation organization under the laws of the State of Delaware.

               2. Annexed hereto and made a part hereof is the Plan of Merger for merging Damon Clinical Laboratories, Inc. with and into MetWest Inc. as approved by resolution of the Board of Directors of each of said corporations.

               3. The number of shares of Damon Clinical Laboratories, Inc. which were outstanding at the time of the approval of the Plan of Merger by its shareholders is 900, all of which are of one class and entitled to vote. The number of the aforesaid shares which were voted for the Plan of Merger is 900, and the number of said shares which were voted against the same is 0.

               The number of shares of MetWest Inc. which were outstanding at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class and entitled to vote. The number of aforesaid shares which were voted for the Plan of Merger is 100, and the number of said shares which were voted against the same is 0.

               4. The laws of the jurisdiction of organization of MetWest Inc. permit the merger of a business corporation of another jurisdiction with and into a business corporation of the jurisdiction of incorporation of MetWest Inc.; and the merger of Damon Clinical Laboratories, Inc. with and into MetWest Inc. is in compliance with the laws of the jurisdiction of organization of MetWest Inc.

               5. MetWest Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

               6. MetWest Inc. does hereby agree that it may be served with process in the State of Arizona in any proceeding for the enforcement of any obligation of Damon Clinical Laboratories, Inc. and in any proceeding for the enforcement of the rights of a dissenting shareholder of Damon Clinical Laboratories, Inc. against MetWest Inc.; does hereby irrevocably appoint the Arizona Corporation Commission as its agent to accept service of process in any such proceeding; and does hereby agree that it will promptly pay to the dissenting shareholders of Damon Clinical Laboratories, Inc. the amount, if any, to which they shall be entitled under the provisions of the General Corporation Law of the State of Arizona with respect to the rights of dissenting shareholders.

               7. The address within or without the State of Arizona to which the Arizona Corporation Commission may forward a copy of such process is: CT Corporation System, 3225 North Central Avenue, Phoenix, AZ 85012.


Executed on December 10, 1993


                                       DAMON CLINICAL LABORATORIES, INC.



                                       By:      /s/ James D. Chambers
                                          ---------------------------------
                                                James D. Chambers
                                                Vice President


                                                /s/ Leo C. Farrenkopf, Jr.
                                          ---------------------------------
                                                Leo C. Farrenkopf, Jr.
                                                Assistant Secretary

Executed on December 10, 1993


                                  METWEST INC.


                                    By:      /s/ Michael J. Bachich
                                          ---------------------------------
                                             Michael J. Bachich
                                             Vice President


                                             /s/ Leo C. Farrenkopf, Jr.
                                          ---------------------------------
                                             Leo C. Farrenkopf, Jr.
                                             Assistant Secretary

                                 PLAN OF MERGER
                                       OF
                     DAMON CLINICAL LABORATORIES, INC. (AZ)
                                      INTO
                                  METWEST INC.

               PLAN OF MERGER adopted on December 15, 1993 by Damon Clinical Laboratories, Inc. ("DCL-AZ"), a business corporation of the State of Arizona, by resolution of its Board of Directors on said date, and adopted on December 15, 1993 by MetWest Inc. ("MetWest"), a business corporation of the State of Delaware, by resolution of its Board of Directors on said date.

1. The Merger. Pursuant to the provisions of the General Corporation Law of the State of Arizona ("AGCL") and the provisions of the General Corporation Law of the State of Delaware ("DGCL"), DCL-AZ and MetWest shall be merged at the Effective Time (as hereinafter defined) with and into a single corporation, to wit, MetWest, which shall be the surviving corporation and which shall continue to exist under the provisions of the DGCL. MetWest is sometimes hereinafter referred to as the "Surviving Corporation." The separate corporate existence of DCL-AZ shall cease at the Effective Time.

2. Effective Time. The Merger shall become effective (the "Effective Time") at 11:59 PM (Eastern Standard Time) on December 31, 1993 or, if later, upon the filing of the Certificate Merger with the Secretary of State of Delaware in accordance with the DGCL and the Articles of Merger with the Secretary of the State of Arizona in accordance with the AGCL.

3. Outstanding Shares. The number of outstanding shares of DCL-AZ is 900, all of which are of one class and are common shares, and all of which are entitled to vote on this Plan of Merger.

               The number of outstanding shares of MetWest is 100, all of which are of one class and are common shares, and all of which are entitled to vote on this Plan of Merger.

4. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of MetWest as in effect immediately prior to the Effective Time shall, until thereafter and further amended as provided therein and under the DGCL, be the Certificate of Incorporation of the Surviving Corporation.

5. By-Laws of the Surviving Corporation. The By-Laws of MetWest as in effect immediately prior to the Effective Time shall, until thereafter and further amended as provided therein and under the DGCL, be the By-Laws of the Surviving Corporation.

6. Directors of the Surviving Corporation. The Directors of the Surviving Corporation shall be the Directors of MetWest immediately prior to the Effective Time, until their respective successors are duly elected and qualified.

7. Officers of the Surviving Corporation. The Officers of the Surviving Corporation shall be the Officers of MetWest immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

8. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (i) Each share of common stock of MetWest issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall thereafter evidence one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (ii) Each outstanding share of common stock of DCL-AZ issued and outstanding immediately prior to the Effective Time shall be canceled without consideration.

9. Rights and Liabilities of the Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of DCL-AZ and MetWest; all debts due to DCL-AZ shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of DCL-AZ shall be effectively the property of the Surviving Corporation as they were of DCL-AZ; the title to any real estate vested by deed or otherwise in DCL-AZ shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of DCL-AZ shall be preserved unimpaired, limited to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of DCL-AZ shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

10. Submission to Shareholders. This Plan of Merger herein made and adopted shall be submitted to the shareholders of DCL-AZ and MetWest for their approval or rejection in the manner prescribed by the AGCL and DGCL.

11. Abandonment of Merger. This Plan of Merger may be terminated and abandoned by joint action of the Board of Directors of MetWest and DCL-AZ at any time prior to the Effective Time.

12. Further Actions. The proper officers of MetWest and DCL-AZ are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger.

                                  METWEST INC.

                              ARTICLES OF AMENDMENT


               METWEST INC., a Delaware corporation having its principal office in Dallas, Texas (hereinafter called the "Corporation"), hereby certifies that:
FIRST: The Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

               "FIFTH: The total number of shares of stock which the Corporation has authority to issue is three thousand (3,000) shares of common stock with no par value."

               SECOND: The Board of Directors of the Corporation, by written consent to such action, adopted a resolution in which was set forth the foregoing amendment to the Certificate of Incorporation declaring that said Amendment to the Certificate of Incorporation was advisable and directing that it be submitted for consideration thereon to the sole stockholder.

               THIRD: A written consent setting forth approval of the amendment to the Certificate of Incorporation of the Corporation hereinabove set forth, was signed by the sole stockholder of the Corporation and such consent is filed with the records of the Corporation.

               FOURTH: The Articles of Amendment to the Certificate of Incorporation of the Corporation is hereinabove set forth were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said corporation has caused this certificate to be signed in its name and on its behalf by its Vice President, and its corporate seal to be hereunto affixed and attest by its Secretary on this 30th day of April, 1996.

                         METWEST INC.


                         BY:/s/ Douglas M. Van Oort            (SEAL)
                            ---------------------------------
                              Douglas M. Van Oort, Vice President


                         ATTEST:/s/ Leo C. Farrenkopf, Jr., Secretary
                                ---------------------------------------
                                     Leo C. Farrenkopf, Jr., Secretary